UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 7, 2016

Date of Report (Date of earliest event reported)

TWO RIVER BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey		07724
(Address of principal executive offices)		(Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2016, Two River Community Bank (the “Bank”), a wholly owned banking subsidiary of Two River Bancorp (“TRB”), entered into a deferred compensation agreement with its current President and Chief Executive Officer, William D. Moss (the “Deferred Compensation Agreement”). Under the Deferred Compensation Agreement, which has an effective date of September 1, 2016, Mr. Moss may elect to defer receipt of up to $100,000 of his base salary to be credited to the deferral account under the agreement. As of September 1, 2016, the Bank shall make a contribution to the deferral account in the amount of $70,000. Thereafter, the Bank may, at any time, make an employer contribution to Mr. Moss’ deferral account.

Mr. Moss may elect to receive a distribution of the balance of his deferral account either in a lump sum or in monthly installments. Distributions will commence separation from service, disability, death or a change in control of the Bank.

Amounts credited to Mr. Moss’ deferral account are adjusted monthly for interest. Prior to the commencement of distributions under the Deferred Compensation Agreement, the interest rate used is based on the return on tangible equity for TRB for the current calendar year, but shall never be less than 0%. Once distributions commence from the deferral account, the interest rate used is 4%. Mr. Moss is always 100% vested in his deferral account.

If a change in control of the Bank occurs prior to normal retirement age, separation from service and disability, the Bank shall pay Mr. Moss a benefit equal to (i) the deferral account balance, including interest to the date of the change in control, plus (ii) the present value, calculated using a four percent (4%) discount rate, of $70,000 for each full or partial plan year between the change in control and December 31, 2021.

In the event Mr. Moss dies prior to separation from service, disability and change in control, the Bank shall pay his beneficiary the greater of (i) the deferral account balance or (ii) the sum of (x) the portion of the deferral account balance that resulted from Mr. Moss’s deferrals and (y) the amount shown in the table below. Additionally, the benefit amounts in the table below shall be increased by a pro-rated amount relative to the Mr. Moss’s service during the partial plan year in which the Mr. Moss’s death takes place.

Year of Mr. Moss’s death	Amount of Benefit
2016	$433,453
2017	$450,791
2018	$468,823
2019	$487,576
2020	$507,079
2021 or later	$527,362

The Deferred Compensation Agreement is a nonqualified deferred compensation plan. The rights of Mr. Moss to any deferred amounts represent the Bank’s unsecured promise to pay and the deferred amounts remain subject to the judgment of the Bank’s creditors.

The Deferred Compensation Agreement referenced above is incorporated herein by reference to Exhibit 10.1 to this current report. This summary description of this Deferred Compensation Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Deferred Compensation Agreement attached as Exhibit 10.1 to this current report.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1   Deferred Compensation Agreement dated as of September 7, 2016, effective September 1, 2016, between Two River Community Bank and William D. Moss

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVER BANCORP

Dated: September 9, 2016

	By:	/s/ A. Richard Abrahamian
A Richard Abrahamian
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of September 7, 2016, effective September 1, 2016, between Two River Community Bank and William D. Moss